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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2005

ADVANCED NEUROMODULATION SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Texas (State or Other Jurisdiction of Incorporation)	0-10521 (Commission File Number)	75-1646002 (IRS Employer Identification No.)
6901 Preston Rd. Plano, Texas 75024 (Address of principal executive offices) (Zip code) Registrant's telephone number, including area code: (972) 309-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

        This current report on Form 8-K/A amends our current report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2005 (the "Original Report"). The sole purpose of this amendment on Form 8-K/A is to amend the Original Report to revise references to the date of the Second Amendment to Rights Agreement filed with the Original Report. The amendment is dated October 14, 2005, rather than October 15, 2005 as reported in the Original Report. We have attached the amendment to this Form 8-K as Exhibit 3.1 and we incorporate it into this Form 8-K by reference. Unless set forth below, all previous items of the Original Report are unchanged.

Item 3.03.    Material Modification to Rights of Security Holders.

        The first paragraph under Item 3.03 in the original report is deleted in its entirety and replaced with the following:

        "On October 14, 2005, we amended our Rights Agreement, dated as of August 30, 1996 (which was previously amended in January 2002), with Computershare Investor Services LLC, as our rights agent, to provide that none of St. Jude Medical, its acquisition subsidiary, or any of their respective affiliates or associates would become an Acquiring Person and no Distribution Date (as such terms are defined in the Rights Agreement) would occur as a result of the execution and delivery of the merger agreement, the public announcement of the merger agreement, or the completion of any of the transactions they contemplate, and to provide that the Rights (as defined in the Rights Agreement) will terminate immediately prior to the Effective Time (as defined in the Merger Agreement)."

Item 9.01. Financial Statements and Exhibits.

        Item 9.01 of the Original Report is hereby amended with respect to Exhibit Number 3.1 as follows:

Exhibit Number	Description
3.1	Second Amendment to Rights Agreement, dated as of October 14, 2005, between Computershare Investor Services LLC, as rights agent, and the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
Date: October 19, 2005	By:	/s/ KENNETH G. HAWARI

	Name:	Kenneth G. Hawari
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amendment to Rights Agreement, dated as of October 14, 2005, between Computershare Investor Services LLC, as rights agent, and the Company.

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SIGNATURES
EXHIBIT INDEX